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                                                                      EXHIBIT 23


                               [CROWE CHIZEK LOGO]



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements of Southern Michigan Bancorp, Inc. on Form S-3 (Registration No. 33-24977 and Registration No. 333-51417), of our report dated February 8, 2001 on the consolidated financial statements of Southern Michigan Bancorp, Inc., which report is included in the 2000 Annual Report on Form 10-K of Southern Michigan Bancorp, Inc.



                                     /s/ Crowe, Chizek and Company LLP
                                     ------------------------------------------
                                     Crowe, Chizek and Company LLP

South Bend, Indiana
March 23, 2001